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                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): July 15, 1998

                     Richman Gordman 1/2 Price Stores, Inc.

             (Exact name of registrant as specified in its charter)


        Delaware                     0-24328                     47-0771211
(State or other jurisdiction     (Commission File               (IRS Employer
   of incorporation)              Number)                     Identification No)

                  12100 West Center Road, Omaha, Nebraska 68144
                    (Address of principal executive offices)


Registrant's telephone number, including area code:
                                 (402) 691-4000


                                 Not Applicable
         (Former name or former address, if changed since last report.)






                                 Page 1 of 8
                       Exhibit Index appears on page 5.

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

        Distribution Center Financing

        On July 15, 1998, the Registrant consummated a mortgage on its distribution center in Omaha, Nebraska (the "Distribution Center") in conjunction with several transactions related to the facility. The Distribution Center consists of three separate buildings and the land on which the buildings are located. Prior to the consummation of these transactions, the Registrant owned one of these buildings, the land beneath two of the buildings and a contiguous parcel of unimproved land. The remaining buildings and land comprising the Distribution Center (collectively, the "GC Properties") were owned by Gordman Properties Company ("GC"), a Nebraska partnership, which is owned by Jerome P. Gordman and Nelson T. Gordman, both directors of the Registrant.

        The Registrant obtained a mortgage loan from Patrician Financial Company Limited Partnership, a Massachusetts limited partnership, in the amount of $6,750,000, bearing interest at the rate of 7.47% per annum, which is secured by a deed of trust with regard to the Distribution Center. To facilitate obtaining the mortgage financing, the Registrant (through a wholly-owned subsidiary) purchased from GC the GC Properties for a total price of $3,121,400. The proceeds were used as follows: $1,663,000 paid into escrow to prepetition creditors as described below; $363,000 placed as temporary deposits required under the mortgage agreement; $143,000 paid in loan fees and commissions; and the remaining $1,460,000 will be used to reduce borrowings under the Registrant's line of credit agreement with Congress Financial Corporation (Central).

        Final Payment Made under Chapter 11 Plan of Reorganization

        Approximately $1,663,000 of the mortgage loan proceeds was used to pay into escrow the balance of the Registrant's remaining obligation to its Class 3 Creditors (the "Creditors") on July 15, 1998. This payment represents the last in a series of payments to the Creditors totaling $25,690,000 under the Plan.

        Series B Option Common Stock

        On June 25, 1998, the Registrant's stockholders approved an amendment to the Registrant's Amended and Restated Certificate of Incorporation. The amendment reflects the terms of the option (the "Option") to which the shares of the Registrant's Series B Option Common Stock (the "Series B Stock") are subject, as affected by the Waiver of Creditors' Committee of Deferred Payment of 1998 Minimum Payment granted on January 24, 1998. As so amended, the record date with respect to the exercise of the Option is the first business day following the escrow of the balance of the remaining obligation to the Creditors (the "Valuation Date"), and the exercise price is the fair market value on the Valuation Date. To exercise the Option, the Registrant must appoint an investment





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banker within 30 days following the Valuation Date to appraise the value of the
Series B Stock, provide notice of exercise to the holders of the Series B Stock within 30 days after its receipt of the appraisal, and mail the payment to Series B Stock holders within 120 days after its receipt of the appraisal.

        As noted above, the final payment to the Creditors was paid into escrow on July 15, 1998. Accordingly, for purposes of the Option, the Valuation Date is July 16, 1998, and the investment banker must be appointed on or before August 15, 1998. The Registrant has engaged the firm of Murray, Devine & Co. to perform the appraisal of the Series B Stock.

        On July 16, 1998, the Registrant issued a news release regarding the escrow of its remaining obligation to the Creditors and related matters. Please see EXHIBIT 99 -- NEWS RELEASE.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (a)     Financial Statements of Business Acquired.

                Not applicable.

        (b)     Pro Forma Financial Information.

                Not applicable.

        (c)     Exhibits.

                (99)              Additional Exhibit -- News Release

                No other exhibits are applicable.

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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Richman Gordman 1/2 Price Stores, Inc.



Date:   7/21/98                         By: /s/ Jeffrey J. Gordman
        -------                            -------------------------------------
                                           Jeffrey J. Gordman,
                                           President and Chief Executive Officer









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                                  EXHIBIT INDEX


Exhibit                                                                    Page

(99)            Additional Exhibit -- News Release                           6

No other exhibits are applicable.








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